UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2025

Thumzup Media Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-42388	85-3651036
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10557 Jefferson Blvd
Los Angeles, CA	90232
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 403-6150

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 19, 2025, Thumzup Media Corporation, a Nevada corporation, (the “Company”) entered an Agreement and Plan of Merger (the “Merger Agreement”) with TZUP Merger Sub, Inc., a wholly-owned subsidiary of the Company (the “Merger Sub”) and Dogehash Technologies, Inc. (“Dogehash”), a Nevada corporation. Pursuant to the Merger Agreement, the Company will change its name to Dogehash Technologies Holdings, Inc. and the Merger Sub will merge with and into Dogehash (the “Merger”).

At closing of the Merger, the Company will issue 30,700,000 shares of restricted common stock to the shareholders of Dogehash in exchange for 100% of the outstanding shares of Dogehash, and Dogehash will become a wholly-owned subsidiary of the Company. The Company may issue convertible preferred stock containing a beneficial ownership limitation to any shareholder who, as a result of the Merger, would own in excess of 4.99% of the Company.

Because the Company’s common stock is listed on the Nasdaq Capital Market, the issuance of shares will represent more than 19.99% of the Company’s outstanding common stock, the issuance of the 30,700,000 shares of common stock is subject to shareholder approval under Nasdaq Listing Rule 5635(d) prior to the closing of the Merger. Also Nasdaq approval is required pursuant to Nasdaq Listing Rule 5635(b) as a result of the change of control. The Company intends to file a preliminary proxy statement on Schedule 14A in connection with a special meeting of shareholders to obtain the required approvals described above. The closing of the Merger is subject to the Company obtaining the required shareholder approval, Nasdaq approval, receipt of a fairness opinion by the Company, receipt of Dogehash’s required financial statements and customary closing conditions.

Dogehash is an industrial scale blockchain infrastructure company focused exclusively on mining Scrypt algorithm assets such as Dogecoin and Litecoin. The combined company aims to become the world’s leading Dogecoin mining platform and will leverage Dogecoin Layer-2 infrastructure via staking in DeFI products within the DogeOS ecosystem to enhance miner economics and amplify yield beyond base block rewards.

The foregoing description of the terms of the Agreement and Plan of Merger is qualified in its entirety by reference to the full text of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of August 19, 2025, by and among Thumzup Media Corporation, TZUP Merger Sub., Inc. and Dogehash Technologies, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thumzup Media Corporation

Date: August 22, 2025	By:	/s/ Robert Steele
	Name:	Robert Steele
	Title:	Chief Executive Officer

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